Exhibit 99.1

Contact:

John J. Luttrell, CFO

(949) 699-3918

THE WET SEAL, INC. ANNOUNCES DECISION OF CEO JOEL WALLER NOT TO RENEW HIS EMPLOYMENT CONTRACT IN FEBRUARY 2008; COMMENCES CEO SEARCH

FOOTHILL RANCH, Calif.—(BUSINESS WIRE)—May 21, 2007—The Wet Seal, Inc. (Nasdaq:WTSLA), a leading specialty retailer to young women, announced today that its President and CEO, Joel N. Waller, has informed the Board of Directors of his decision to step down from these positions on February 1, 2008, the scheduled expiration date of his employment agreement. The Company has engaged the services of an executive recruiting firm to assist in a search for Mr. Waller’s successor.

On behalf of the Board of Directors, Alan Siegel, Chairman of the Company’s Nominating and Governance Committee commented: “Joel Waller was responsible for reestablishing our Company as a significant force in the young woman’s specialty retail sector. He joined our Company as CEO at a critical time in our history. He quickly stabilized our business, redefined our brands and built a management team of successful retail professionals to build on the strengths of the Wet Seal and Arden B concepts. We are making solid progress with our corporate objectives to continue to develop our brands, grow our store base, and drive efficiencies to improve profit margins. We look forward to working with Joel over the next year in furtherance of these objectives. We also plan to seek Joel’s counsel in our deliberations to find a fitting successor.”

“I am most proud of the management team we have assembled to drive this business to the next level,” said Waller. “We have the right people in the right jobs, doing the right things. We have clear objectives and are making solid progress on all fronts. I plan to be actively involved with the business throughout this transition period and will be relentless in the pursuit of our objectives. Finally, I want to thank our shareholders and am confident we will continue to deliver on our commitments.”

The Company will issue its first quarter earnings release on Wednesday, May 23rd and will host a conference call and question and answer session related thereto at 8:00 a.m. Pacific Daylight Time that day. To participate in the conference call, please dial (800) 263-8506 and provide ID#8143119. A broadcast of the call will also be available on our website, www.wetsealinc.com. A replay of the call will be available through May 30, 2007. To access the replay, please call (888) 203-1112 or (719) 457-0820 and provide the ID number above.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of May 5, 2007, the Company operated a total of 448 stores in 47 states, the District of Columbia and Puerto Rico, including 356 Wet Seal stores and 92 Arden B stores. The Company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more company information, visit www.wetsealinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company’s expected future performance and its achievement of its corporate objectives, or any other statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s Form 10-K for the fiscal year ended February 3, 2007 as filed with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE: The Wet Seal, Inc.